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                                                                    EXHIBIT 23.3

                          [HEIN + Associates LLP LOGO]

                             HEIN + Associates LLP
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                  Certified Public Accountants and Consultants
                Denver o Houston o Dallas o  Southern California


                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Registration Statement and Prospectus of Industrialex Manufacturing Corp. of our report dated March 28, 2000, accompanying the financial statements of Broomfield Industrial Painting, Inc. and our report dated April 28, 2000, accompanying the financial statements of Screen Tech Graphics, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP


Denver, Colorado
February 1, 2001